EXHIBIT 23.6




                                 VOTTA & COMPANY
                           A PROFESSIONAL CORPORATION
                          CERTIFIED PUBLIC ACCOUNTANTS
                               19 CHESTNUT STREET
                          HADDONFIELD, NEW JERSEY 08033
                                 (609) 795-8188
                               FAX: (609) 795-7310




                  We hereby consent to the use in the Registration Statement of Form SB-2 of The Translation Group, Ltd. of our report dated May 1, 1996 (July 1, 1996 as to Note 17), appearing in the Prospectus, which is part of this Registration Statement.



/S/ Votta & Company

Haddonfield, New Jersey
November 20, 1996